    As filed with the Securities and Exchange Commission on October 27, 2000.

                                                           Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                BIO-PLEXUS, INC.
             (Exact Name of Registrant as Specified in its Charter)

        CONNECTICUT                                  06-1211921
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               129 RESERVOIR ROAD
                            VERNON, CONNECTICUT 06066
                    (Address of Principal Executive Offices)

                          1991 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                  JOHN S. METZ
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                BIO-PLEXUS, INC.
                               129 RESERVOIR ROAD
                            VERNON, CONNECTICUT 06066
                     (Name and Address of Agent for Service)

                                 (860) 870-6112
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:
                             ESTEBAN A. FERRER, ESQ.
                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                            1055 WASHINGTON BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                            TELEPHONE: (203) 961-7400

                         CALCULATION OF REGISTRATION FEE


     Title of Securities to be Registered        Amount to be      Proposed         Proposed               Amount of
                                                  Registered    Maximum Offering     Maximum            Registration Fee
                                                                Price Per Share     Aggregate
                                                                      (1)         Offering Price
                                                                                       (1)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                        1,798,000         $1.40625         $2,528,437              $702.90

(1) Pursuant to Rule 416(a), the Registration Statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for shares of Common Stock, or pursuant to the antidilution provisions of the 1991 Long-term Incentive Plan, as amended (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low prices of the Common Stock as reported on the NASDAQ SmallCap Market on October 9, 2000.

                                EXPLANATORY NOTE

This Registration Statement relates to the amendment of the 1991 Long-term Incentive Plan (the "Plan"). The Plan has been amended to increase the number of shares of common stock authorized to be issued thereunder from 1,000,000 shares to 2,500,000 shares.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Bio-Plexus, Inc. (the "Registrant") will send or give to all participants in the Plan the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act"). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following information filed with the Commission is incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission on April 14, 2000 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

(c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A, filed with the Commission under the Exchange Act on May 12, 1994, including any amendments or reports filed for the purpose of updating such description.

              Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. In addition, all documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents with the Commission.

ITEM 4.  DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IX of the registrant's Bylaws provides that the Registrant shall indemnify shareholders, directors, officers, employees and agents of the Corporation to the maximum extent permitted by the Stock Corporation Act of the State of Connecticut (effective January 1, 1997, the Stock Corporation Act of the State of Connecticut was been repealed, superseded by the Business Corporation Act of the State of Connecticut).

              Pursuant to the statutes of the State of Connecticut, a director, officer or employee of a corporation incorporated in Connecticut prior to January 1, 1999, as was the Registrant, is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was a director, officer or employee. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is not available where the director, officer or employee has been adjudged to have breached his duty to the corporation or where he did not act in good faith. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 33-770 through 33-779 of the Connecticut Business Corporation Act.

         The registrant maintains directors' and officers' liability insurance with policy limits which are reasonable and customary for its industry. The policy covers losses caused by the directors and officers in their capacity as directors and officers arising from, among other things: claims of breach of duty; neglect; error; alleged misstatement; misleading statement; and omission. Payment for loss would be made to or on the registrant's behalf where required or permitted to indemnify directors or officers for covered losses in accordance with statutory or common law, its certificate of incorporation, its bylaws or by agreement. The policy provides for retentions at various limits.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

          The exhibits filed as part of this registration statement are as follows:

 Exhibit No.                           Description
 -----------                           -----------
      4.1       Certificate of Incorporation of the Registrant, as amended (1)

      4.2       By-Laws of the Registrant, as amended (2)

      4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant (3)

      5.1       Opinion of Paul, Hastings, Janofsky & Walker LLP

      23.1      Consent of Paul, Hastings, Janofsky & Walker LLP (contained in
                Exhibit 5.1 of this Registration Statement)

      23.2      Consent of Mahoney Sabol & Company, L.L.P.

      24.1 Power of Attorney (included on the signature page of this Registration Statement)

      99.1      1991 Long-term Incentive Plan (4)

      99.2      Amended 1991 Long-term Incentive Plan

      (1)       Incorporated by reference to Exhibit 3.1 to the Registrant's
                Quarterly Report on Form 10-Q for the period ended September 30,
                1998 (File 0-24128).

      (2)       Incorporated by reference to Exhibit 3.2 to the Registrant's Annual
                Report on Form 10-K filed on April 13, 1998 (File 0-24128).

      (3)       Incorporated by reference to Exhibit 3.3 to the Registrant's
                Quarterly Report on Form 10-Q for the period ended March 31, 2000
                (File 0-24128).

      (4)       Incorporated by reference to Exhibit 10.7 to the Registrant's
                Amendment No. 2 Annual Report on Form 10-K filed on June 30, 1995
                (File 0-24128).


ITEM 9.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

           A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A) (1) (i) and (A) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vernon, Connecticut, on this October 23, 2000.

                                   Bio-Plexus, Inc.

                                   By: /s/ John S. Metz
                                   ----------------------
                                      John S. Metz
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John S. Metz, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                       Title                                  Date
              ---------                                       -----                                  ----
/s/ John S. Metz                          President and Chief Executive Officer and        October 23, 2000
---------------------------               Director (Principal Executive Officer)
John S. Metz

/s/ Kimberley A. Cady                     Chief Financial Officer and Vice President,      October 23, 2000
-----------------------                   Finance (Principal Financial Officer)
Kimberley A. Cady


/s/ Herman Gross                          Director                                         October 23, 2000
---------------------------
Herman Gross

/s/ Richard L. Higgins                    Director                                         October 23, 2000
---------------------------
Richard L. Higgins

/s/ David Himick                          Director                                         October 23, 2000
---------------------------
David Himick

/s/ Richard D. Ribakove                   Director                                         October 23, 2000
---------------------------
Richard D. Ribakove

/s/ Carl R. Sahi                          Director                                         October 23, 2000
--------------------------------
Carl R. Sahi

/s/ Scott M. Tepper                       Director                                         October 23, 2000
---------------------------
Scott M. Tepper

EXHIBIT INDEX

 Exhibit No.                    Description
 -----------                    -----------

       4.1    Certificate of Incorporation of the Registrant, as amended
              (Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)*

       4.2 Bylaws of the Registrant, as amended (Exhibit 3.2 to the Registrant's Annual Report on Form 10-K filed on April 13, 1998)*

       4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant (Exhibit 3.3 to the Registrant's Quarterly Report on
              Form 10-Q for the period ended March 31, 2000)*

       5.1    Opinion of Paul, Hastings, Janofsky & Walker LLP

       23.1   Consent of Paul, Hastings, Janofsky & Walker LLP (contained in
              Exhibit 5.1 of this Registration Statement)

       23.2   Consent of Mahoney Sabol & Company, LLP

       24.1 Power of Attorney (included on the signature page of this Registration Statement)

       99.1   1991 Long-term Incentive Plan (Exhibit 10.7 to the Registrant's
              Amendment No. 2 to Annual Report on Form 10-K filed on June 30,
              1995)

       99.2   Amended 1991 Long-term Incentive Plan

* These items are hereby incorporated by reference from the exhibits of the filing or report indicated (Commission File No. 0-24128) and are hereby made a part of this Registration Statement.